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                                                                    EXHIBIT 99.2



                      AIRONET WIRELESS COMMUNICATIONS, INC.
                          NON-QUALIFIED AWARD AGREEMENT

        THIS NON-QUALIFIED AWARD AGREEMENT (this "Agreement") is made as of the grant date set forth herein, by and between Aironet Wireless Communications, Inc., a Delaware corporation ("Aironet" or "Company"), and Name of Grantee~ ("Awardee").

                                   BACKGROUND

        A. Subject to all terms and conditions set forth in the Aironet Wireless Communications, Inc. 1999 Omnibus Stock Incentive Plan (the "Plan"), which by this reference is incorporated herein, on the grant date set forth herein Aironet granted to Awardee an Award of non-qualified Stock Options (initially capitalized terms used but not defined herein have the same meaning as defined in the Plan).

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        B. As required by Section 13 of the Plan, this Agreement evidences the
Award and sets forth additional terms and conditions thereof.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. In addition to all terms and conditions set forth in the Plan, which by this reference are incorporated herein in their entirety, the Award of non-qualified Stock Options is subject to the following terms and conditions:

                      Grant Date:

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                       Exercise Price: [FMV per Plan -- Fill in amount]

                       Total Number of Shares: Total Number of Shares~

                        Term of Option: Subject to earlier termination in accordance with the Plan, the ten (10) year period commencing on Grant Date

                        Vesting: At first anniversary of Grant Date -- one third of Total Number of Shares

                        At second anniversary of Grant Date -- one third of Total Number of Shares

                        At third anniversary of Grant Date -- one third of Total Number of Shares

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        2. Awardee may exercise only vested portions of the Option, prior to their expiration or termination.

        3. To exercise the Option, Awardee shall deliver to Aironet written notice setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the aggregate Exercise Price for such Shares and any required federal, state and local withholding taxes. No fractional Shares will be issued. Any form of consideration permitted by the Plan will be accepted in payment of the Exercise Price for the Shares to be issued upon exercise of this Option and of the taxes required to be withheld in connection with such exercise.

        4. The value of already owned Shares delivered for payment of the Exercise Price or withholding taxes shall be their Fair Market Value determined in accordance with the Plan. If already owned Shares are used to pay all or part of the Exercise Price and/or withholding taxes, Aironet shall cause two certificates to be delivered to Awardee, one certificate representing the number of Shares, if any, represented by the certificates delivered by Awardee for use in payment of the Exercise Price, in excess of


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the number of Shares represented thereby, valued as hereinabove provided, necessary to pay the portion of the Exercise Price not paid in cash, and a separate certificate representing the number of Shares with respect to which Awardee exercised the Option.



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        5. To the extent of any conflict between this Agreement and the provisions of the Plan, the Plan shall control. Awardee acknowledges receipt of a copy of the Plan as in effect on the date hereof and represents that he is familiar with the provisions thereof and hereby accepts the Option subject to the provisions of this Agreement and of the Plan, as the same may be amended from time to time. Awardee further agrees to accept as final, conclusive and binding all decisions or interpretations of the Committee upon any questions arising under the Plan.



Awardee:                               Aironet Wireless Communications, Inc.

                                       By:
Name of Grantee~                          --------------------------------------
                                          Roger J. Murphy, President and
                                          Chief Executive Officer


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(Signature)


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(Social Security No.)

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(Street Address)

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(City, State and Zip Code)



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